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                                                                    Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
PathoGenesis Corporation:


We consent to incorporation by reference in the registration statements (Nos. 333-05095 and 333-45571) on Form S-8 of PathoGenesis Corporation (a development stage enterprise) of our report dated January 23, 1998, relating to the consolidated balance sheets of PathoGenesis Corporation as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and for the period from December 10, 1991 (inception) through December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of PathoGenesis Corporation.

                                        KPMG Peat Marwick LLP



Seattle, Washington
March 30, 1998